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                                                                      EXHIBIT 21

SUBSIDIARIES OF PARK PLACE ENTERTAINMENT CORPORATION
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PARBALL CORPORATION
a Nevada corporation
dba Flamingo Hilton-Las Vegas and Bally's Las Vegas

FLAMINGO HILTON-LAUGHLIN, INC.
a Nevada corporation

FHR CORPORATION
a Nevada corporation
dba Reno Hilton and Flamingo Hilton-Reno

LVH CORPORATION
a Nevada corporation
dba Las Vegas Hilton

BALLY'S PARK PLACE, INC (NJ)
a New Jersey corporation

GNOC, CORP.
a New Jersey corporation
dba Atlantic City Hilton

BALLY'S MARYLAND, INC.
A Maryland corporation
dba Ocean Downs Racetrack

ATLANTIC CITY COUNTRY CLUB, INC.
A New Jersey corporation

BI GAMING CORPORATION
a Nevada corporation

BALLY'S LOUISIANA, INC.
a Louisiana corporation

BALLY'S OLYMPIA LIMITED PARTNERSHIP
a Delaware partnership
dba Bally's Saloon-Gaming Hall-Hotel

GULFPORT LLC
a Minnesota corporation
dba Grand Casino Gulfport

GRAND CASINO OF MISSISSIPPI, INC.-BILOXI a Minnesota corporation dba Grand Casino Biloxi

BL DEVELOPMENT CORP.
a Minnesota corporation
dba Grand Casino Tunica